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                                                                   EXHIBIT 10.32



                                FINDER AGREEMENT



        This agreement ("Agreement") is made and entered into this 6 day of October, 1998 by and between Peregrine Capital, Inc., an Oregon corporation ("Finder") and G.I. Joe's, Inc., an Oregon corporation ("Company"). The Agreement is as follows:

        1. FINDER'S DUTIES AND OBLIGATIONS. The Finder will act as Company's non-exclusive independent representative to locate, identify and introduce businesses or owners of businesses that are of interest to Company as acquisition or Investment candidates for transactions between such businesses and Company ("Projects") to Company. In that regard, Finder will, among other things, locate, identify and introduce owners of prospective Projects ("Prospects"), attend meetings with and assist in presentations to such Prospects, review and assist in the negotiation and preparation of Project contract documents ("Project Agreements") and maintain a continuing relationship with Prospects and Projects. Company will have full control and discretion over whether or not to offer a Project Agreement to any Prospect and over the actual terms of any such Project Agreement and Project. Company reserves the right to determine all terms and conditions of any proposed Project or Project Agreement and to accept or reject, for any reason in Company's absolute discretion, any proposed Project Agreement submitted through Finder.

        2. COMPENSATION. For Project Agreements actually entered into and consummated, during the term of this Agreement or for a period of one year after the termination of this Agreement, between Company and any Prospect procured or introduced to Company by Finder as defined in Section 4 of this Agreement, Finder will be compensated by Company as follows:

                a. Project Cash Consideration. For the Projects Finder introduces to or procures for Company, Finder shall receive four percent (4%) of the total gross amount of all fees and other cash consideration ("Cash Consideration") actually paid by Company, or any Company affiliate, as a result of or directly related to any Project or Project Agreement actually consummated;

                b. Project Non-Cash Consideration. For the Projects Finder introduces to or procures for Company, Finder shall receive from Company four percent (4%) of the total gross amount of all non-cash consideration, including, but not limited to non-cash compensation in the form of securities ("Non-Cash Consideration") actually paid by Company, or any Company affiliate, as a result of or directly related to any Project or Project Agreement actually consummated;

                c. In the event that the Project Agreement provides that all or any part of the Cash Consideration or Non-Cash Consideration be paid into an escrow account or similar provision (the "Escrowed Portion"), then the amount of Finder's compensation proportional to the Escrowed Portion shall not be payable until the Escrowed Portion is released. If the Escrowed Portion is released in installments, then a portion of Finder's compensation will be payable in proportion to each installment released; and



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                d.      Finder's compensation shall be deemed earned and payable
to Finder upon payment of Cash Consideration or Non-Cash Consideration by Company and, with respect to contingent or deferred payments, whether pursuant to promissory notes or Non-Cash Consideration, if any, from time to time only upon the payment thereof by Company to Project.


        3. INDEPENDENT CONTRACTOR. Finder will perform Finder's duties hereunder as an independent contractor and Finder is solely responsible for Finder's own resources and conduct in performing such duties. This Agreement does not create any relationship between Finder and Company other than independent contractor. Finder is not an agent of Company and shall not hold itself out as such to third parties. No agreement with any third party will bind Company unless executed by an authorized officer of Company and Finder is not authorized to make any representations to or agreements with any third party on Company's behalf. Company has sole discretion to determine whether to enter into any Project Agreement and all terms of any such Project Agreement. Finder will pay Finder's own expenses and Company shall not be obligated to Finder in respect of any costs or other out-of-pocket expenses, whether or not Finder becomes entitled to compensation hereunder. It is understood that Finder is an independent contractor and shall not be considered Company's agent for any purposes whatsoever, and Finder is not granted any right or authority to assume or create any obligation or liability, express or implied, on Company's behalf, or to bind Company in any manner or thing whatsoever.

        4. IDENTIFICATION OF PROSPECTIVE PROJECT. Finder shall provide Company with a written identification of any potential Prospect that Finder intends to introduce to Company. If a potential Prospect has previously been identified to Company by any other representative, broker, finder or other source, Company shall so inform Finder in writing not fewer than fourteen (14) days after receipt from Finder of the written identification. If Company fails to so inform Finder within the fourteen-day period, the potential Prospect will be presumed to have been identified by Finder. Notwithstanding the foregoing, a Prospect shall not be deemed a party identified or procured by Finder hereunder for purposes of compensation of Finder unless and until the written disclosure of the identity of such Prospect shall have been given by Finder and received by Company for a period of not fewer than fourteen (14) days during the term of this Agreement.

        5. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between Finder and Company with respect to the subject matter hereof, shall be governed by the laws of the State of Oregon and cannot be modified orally.

        6. TERMINATION. This Agreement shall terminate on October 31, 2003, unless expressly extended by a writing signed by Company and Finder. Company shall, nevertheless, recognize Finder as the finder for a Prospect in accordance with the terms of this Agreement in respect of any Project identified or procured by Finder or by an outside broker acting through Finder if (and only if) (a) such Prospect was identified or procured by Finder (as defined in
Section 4 above) during the term of this Agreement and (b) the consummation of the Project or any funding takes place within one year after the date of termination of this Agreement. The Agreement may be terminated earlier by either party upon the giving of at least thirty (30) days notice of intent to terminate to the other party.



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        7.      ARBITRATION. Except as expressly provided elsewhere in this
Agreement or any Exhibit hereto, any controversy or claim arising out of or relating to this Agreement, or the breach hereof or thereof, shall be resolved by binding arbitration in accordance with the rules applicable to arbitration by Arbitration Service of Portland, Inc. or any other private arbitration service mutually acceptable to Company and Finder (except the rules relating to appeal), as such rules shall exist at the date of the controversy or claim and except as such rules may be modified herein or as otherwise agreed by the parties in such controversy.

                The forum for arbitration shall be Portland, Oregon and the governing law for such arbitration shall be the laws of the State of Oregon.

                Following thirty (30) days' written notice by any party of intention to invoke arbitration, any dispute arising under this Agreement or other exhibits hereto and not mutually resolved within such thirty (30) day period shall be determined by a single arbitrator upon whom the parties agree or, if the parties cannot agree on a single arbitrator within five (5) business days following such thirty (30) day period, then by a board of three (3) arbitrators, which arbitrator(s) shall be selected for each such controversy so arising hereunder. If three (3) arbitrators are necessary, each party shall have the right to pick one arbitrator and the two arbitrators so chosen shall have the right to select a third arbitrator. Any party who is unable or unwilling to so select an arbitrator in a timely manner, shall forfeit its right to participate in the selection process. If a selected arbitrator is unable or unwilling to act, or if for any other reason an appointment of the requisite number or arbitrators cannot be made, then any party, on behalf of all the parties, may request appointment of arbitrator(s) by the presiding judge of the Multnomah County, Oregon Courts.

                The arbitrator or arbitrators shall be guided, but not bound, by the Rules of Evidence then in effect in the Circuit Courts of Oregon and by the discovery rules of the Rules of Civil Procedure then in effect in the Circuit Courts of Oregon. Any discovery shall be limited to information directly relevant to the controversy or claim in arbitration.

                The arbitrator or board of arbitrators shall determine the matters submitted pursuant to the provisions of this Agreement and render a decision thereon no later than sixty (60) days after such board (or single arbitrator, as the case may be) has been appointed. The action of the sole arbitrator, or of a majority of the members of the board of arbitrators, as the case may be, shall govern and their decisions in writing shall be final, nonappealable, and binding on the parties hereto.

                Any decisions by the arbitrator or arbitrators shall include, a written statement specifying the basis for the decision and the computation of any monetary award. The prevailing party, as designated by the arbitrator or arbitrators shall be awarded costs and attorneys fees as shall be determined by the arbitrator or arbitrators. Judgment upon the arbitration award shall be entered in the Multnomah County, Oregon courts.




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IN WITNESS WHEREOF, The parties hereto have executed this Agreement as of the date first set forth herein.



                                         PEREGRINE CAPITAL, INC.



                                         By: /s/ Roy Rose
                                             ----------------------------------
                                             Roy Rose,
                                             Chief Executive Officer





                                         G.I. JOE'S, INC.



                                         By:  /s/ Norman P. Daniels
                                              ----------------------------------
                                              Norman P. Daniels,
                                              President



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